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                                                                Exhibit 23.2





The Board of Directors,
Rock of Ages Corporation:


The audits referred to in our report dated March 24, 1997, except as to Note 13 which is as of August 12, 1997, included the related financial statement schedules as of December 31, 1996, and for each of the years in the three-year period ended December 31, 1996, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                      /s/ KPMG Peat Marwick LLP
                                      ------------------------------
                                          KPMG Peat Marwick LLP


Burlington, VT
October 13, 1997